                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                I-FLOW CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               I-FLOW CORPORATION
                               20202 WINDROW DRIVE
                          LAKE FOREST, CALIFORNIA 92630

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To the Shareholders of I-Flow Corporation:

        The Annual Meeting of Shareholders of I-Flow Corporation (the "Company") will be held at the Company's primary facility which is located at 20202 Windrow Drive, Lake Forest, California, 92630, on Thursday, May 21, 1998 at 9:30 a.m., Pacific Time, for the following purposes:


       1. To elect eight directors to serve for the coming year and until their successors are elected and qualified. Management has nominated for director the eight persons specified in the accompanying Proxy Statement.

       2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.


        The close of business on March 31, 1998 has been fixed as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

        Your attention is directed to the accompanying Proxy Statement. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of Common Stock be present in person or be represented by proxy. To assure representation at the Annual Meeting, you are urged to date and sign the enclosed proxy and return it promptly in the enclosed envelope.




                                            By Order of the Board of Directors




                                            Donald M. Earhart
                                            Chief Executive Officer
Lake Forest, California
Dated: April 9, 1998

                               I-FLOW CORPORATION
                                  20202 WINDROW
                          LAKE FOREST, CALIFORNIA 92630

                               ------------------

                                 PROXY STATEMENT


        Your proxy is solicited by the Board of Directors of I-Flow Corporation (the "Company") for use at the Annual Meeting of Shareholders on Thursday, May 21, 1998, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying form of proxy will be first mailed to shareholders on or about April 9, 1998. The Company's principal address is 20202 Windrow Drive, Lake Forest, CA 92630.

        The Company will bear the cost of solicitation of proxies. Proxies may be solicited in person or by telephone, facsimile, telegraph or cable by personnel of the Company who will not receive any additional compensation for such solicitation. In addition, the Company will request brokers or other persons holding stock in their names or in the names of their nominees to forward proxies and proxy material to the beneficial owners of such stock and will reimburse them for expenses incurred in so doing.


                                     VOTING

        Only shareholders of record at the close of business on March 31, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had 13,417,655 shares of common stock (the "Common Stock") and 656,250 shares of Series B Preferred Stock (the "Preferred Stock") outstanding. The Preferred Stock is convertible into 700,000 shares of Common Stock. Shares of Common Stock and the Common Stock equivalent shares of Preferred Stock (the "Voting Shares") each have one vote per share, except that shareholders may have cumulative voting rights with respect to the election of directors, and vote together as a class on the matters referred to in the accompanying Notice of Annual Meeting of Shareholders. A majority of the Voting Shares outstanding on the Record Date and entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the outcome of any vote and will have no effect on the election of directors.

        In voting for directors, each shareholder has the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which his shares are entitled, or to distribute his total votes on the same principle among as many candidates as he desires, and the eight candidates receiving the highest number of votes will be elected. In order for one or all shareholders to be entitled to cumulate votes, one shareholder must give notice prior to the voting of his intention to cumulate his votes. In the event that any person other than the nominees named herein should be nominated for election as a director, the proxy holders may, in the exercise of their best judgment, vote the proxies they receive cumulatively to elect as directors as many of the nominees named herein as the votes represented by the proxies held by them are entitled to elect.

        Each proxy will be voted FOR the election of the eight director nominees named herein, unless the shareholder otherwise directs in the shareholder's proxy. Where the shareholder has appropriately directed how the proxy is to be voted, it will be voted according to the shareholder's direction. Any shareholder has the power to revoke the shareholder's proxy at any time before it is voted at the Annual Meeting by submitting a written notice of revocation to the Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the shareholder who executed it is present at the Annual Meeting and elects to vote the shares represented thereby in person.

                           PRINCIPAL SHAREHOLDERS AND
                          STOCK OWNERSHIP OF MANAGEMENT

        The table below sets forth information regarding the beneficial ownership of the outstanding Common and Preferred Stock as of February 27, 1998, of (i) each of the Company's directors and nominees and each of the executive officers named in the summary compensation table found elsewhere in the Proxy Statement, (ii) each person known by the Company to be the beneficial owner of more than five percent of I-Flow Corporation outstanding Common or Preferred Stock and (iii) all of the Company's directors and executive officers as a group. Unless otherwise indicated, and except for voting and investment powers held jointly with a person's spouse, the Company believes that the beneficial owner has sole voting and investment power over such shares. As of February 27, 1998 there was an aggregate of 14,117,655 Common and Preferred shares outstanding.


                                                                              SHARES OF              PERCENTAGE
                                          SHARES OF          PERCENTAGE       SERIES B              OF SERIES B
                                           COMMON             OF COMMON       PREFERRED             PREFERRED
                                           STOCK                STOCK          STOCK                  STOCK
      NAME AND ADDRESS OF              BENEFICIALLY         BENEFICIALLY    BENEFICIALLY           BENEFICIALLY
        BENEFICIAL OWNER                   OWNED                OWNED          OWNED                   OWNED
        ----------------                   -----                -----          -----                   -----

Proactive Partners(1)                   896,108(2)               6.35%       656,250(13)              100.00%
  50 Osgood Place
  San Francisco, CA 94133

Donald M. Earhart                     1,150,510(3)               7.57%            --                      --
  20202 Windrow Drive
  Lake Forest, CA 92630

Charles C. McGettigan                   629,731(4)               4.46%       447,917(14)               68.25%

Henry T. Tai, Ph.D., M.D                467,417(5)               3.31%            --                      --

Joel S. Kanter                          384,137(6)               2.72%            --                      --

John H. Abeles, M.D                     349,869(7)               2.48%            --                      --

James J. Dal Porto                      122,821(8)                *               --                      --

Gayle L. Arnold                          29,528(9)                *               --                      --

Jack H. Halperin                         18,725(10)               *               --                      --

Erik H. Loudon                           17,100(11)               *               --                      --
All Directors and Executive
 Officers as a group(9 Persons)       3,157,013(12)             20.45%       447,917(14)               68.25%

*  Less than 1%

        (1) "Proactive Partners" consists of three San Francisco based merchant banking funds, Proactive Partners L.P., Lagunitas Partners, L.P., and Fremont Proactive Partners, L.P. Charles C. McGettigan, a director of the Company, is a general partner of Proactive Partners, L.P. and Fremont Proactive Partners, L.P.; an affiliate of Mr. McGettigan is a general partner of Lagunitas Partners, L.P.

        (2) Includes (i) 196,108 shares of the Company's Common Stock held by "Proactive Partners" and (ii) 656,250 shares of Series B Preferred Stock held by "Proactive Partners" which is convertible at any time to 700,000 shares of the Company's Common Stock. 129,946 shares of Common Stock and 447,917 shares of Series B Preferred Stock which is convertible at any time to 477,780 shares of Common Stock owned by Proactive Partners, L.P., Fremont Proactive Partners, L.P. and affiliates thereof are also included below in the beneficial ownership of Charles C. McGettigan.

        (3) Includes (i) 54,300 shares of Common Stock held of record by Mr. Earhart, (ii) 9,591 shares of Common Stock held of record by Mr. Earhart's immediate family, and (iii) 1,086,619 shares of Common Stock issuable upon the exercise of stock options held by Mr. Earhart which are exercisable within 60 days. Does not include 13,333 shares issuable upon exercise of options granted to Mr. Earhart, but not exercisable within 60 days.

        (4) Includes (i) 4,730 shares of Common Stock held of record by Mr. McGettigan, (ii) 129,946 shares of Common Stock held by Proactive Partners, L.P. and Fremont Proactive Partners, L.P., two funds in which Mr. McGettigan is a general partner and which are also included above in the beneficial ownership of "Proactive Partners", (iii) 447,917 shares of Series B Preferred Stock which is convertible at any time to 477,780 shares of Common Stock held by Proactive Partners, L.P. and Fremont Proactive Partners, L.P., and (iv) 17,275 shares of Common Stock issuable upon exercise of stock options held by Mr. McGettigan which are exercisable within 60 days. Does not include 12,825 shares issuable upon exercise of stock options granted to Mr. McGettigan, but not exercisable within 60 days.

        (5) Includes (i) 449,067 shares of Common Stock held of record by Dr. Tai, and (ii) 18,350 shares of Common Stock issuable upon exercise of stock options held by Dr. Tai which are exercisable within 60 days. Does not include 16,050 shares issuable upon exercise of stock options granted to Dr. Tai, but not exercisable within 60 days. The shares and options listed include shares held by: (i) Henry T. Tai, M.D., Pension Plan, of which Dr. Tai is the beneficiary; (ii) Dr. Tai's wholly owned corporation, Henry T. Tai, M.D., Inc., and (iii) Dr. Tai individually. Dr. Tai has sole voting and dispositive power with respect to all shares.

        (6) Includes (i) 300,000 shares of Common Stock held of record by Walnut Capital Corporation, a corporation having Mr. Kanter as its President, (ii) 66,862 shares of Common Stock held of record by Windy City, Inc., a corporation having Mr. Kanter as its President and (iii) 17,275 shares of Common Stock issuable upon exercise of options held by Windy City, Inc which are exercisable within 60 days. Does not include 12,825 shares issuable upon exercise of stock options granted to Windy City, Inc., but not exercisable within 60 days. Mr. Kanter does not own any of the voting securities of Windy City, Inc. or Walnut Capital Corporation.

        (7) Includes (i) 331,519 shares of Common Stock held of record by Northlea Partners Ltd., a limited partnership, of which Dr. Abeles is the general partner (as to which Dr. Abeles disclaims beneficial ownership except to the extent of his pecuniary interest), and (ii) 18,350 shares of Common Stock issuable upon exercise of stock options held by Northlea Partners, Ltd. which are exercisable within 60 days. Does not include 16,050 shares issuable upon exercise of options granted to Northlea Partners, Ltd., but not exercisable within 60 days.

        (8) Includes (i) 11,000 shares of Common Stock held of record by Mr. Dal Porto, and (ii) 111,821 shares of Common Stock issuable upon exercise of stock options held by Mr. Dal Porto which are exercisable within 60 days. Does not include 163,505 shares issuable upon exercise of stock options granted to Mr. Dal Porto, but not exercisable within 60 days.

        (9) Includes 29,528 shares of Common Stock issuable upon exercise of stock options held by Ms. Arnold which are exercisable within 60 days. Does not include 49,741 shares issuable upon exercise of stock options granted to Ms. Arnold, but not exercisable within 60 days.

        (10) Includes (i) 1,450 shares of Common Stock held of record by Mr. Halperin, and (ii) 17,275 shares of Common Stock issuable upon exercise of stock options held by Mr. Halperin which are exercisable within 60 days. Does not include 12,825 shares issuable upon exercise of stock options granted to Mr. Halperin, but not exercisable within 60 days.

        (11) Includes 17,100 shares of Common Stock issuable upon exercise of stock options held by Mr. Loudon which are exercisable within 60 days. Does not include 12,825 shares issuable upon exercise of stock options granted to Mr. Loudon, but not exercisable within 60 days.

        (12) Includes (i) 129,946 shares of Common Stock and 447,917 shares of Series B Preferred Stock, convertible into 477,780 shares of Common Stock held by Proactive Partners, L.P. and Fremont Proactive Partners, L.P., two funds in which Mr. McGettigan is a general partner and which are also included above in the beneficial ownership of "Proactive Partners" and Mr. McGettigan and (ii) 300,000 shares of Common Stock held by Walnut Capital which are also included above in the beneficial ownership of Mr. Kanter. Does not include 309,979 shares of Common Stock issuable upon exercise of stock options held by certain officers and directors, which are not exercisable within 60 days.

        (13) Includes 656,250 shares of Series B Preferred Stock held by "Proactive Partners" which is convertible at any time to 700,000 shares of the Company's Common Stock. 447,917 shares of Series B Preferred Stock which is convertible at any time to 477,780 shares of Common Stock owned by Proactive Partners, L.P., Fremont Proactive Partners, L.P. and affiliates thereof are also included below in the beneficial ownership of Charles C.
McGettigan.

        (14) Includes 447,917 shares of Series B Preferred Stock, convertible into 477,780 shares of Common Stock, held by Proactive Partners, L.P. and Fremont Proactive Partners, L.P., two funds in which Mr. McGettigan is a general partner and which are also included in the beneficial ownership of "Proactive Partners" and Mr. McGettigan.



                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


        The directors to be elected at the Annual Meeting are to serve a term expiring at the Annual Meeting in 1999 and until their successors have been elected and qualified. The number of authorized members of the Company's Board of Directors is currently eight. Unless the vote is withheld by the shareholder, proxies will be voted FOR the election of the nominees listed below. If any nominee should become unavailable for election, the proxies will be voted for the election of a substitute nominee selected by the Board of Directors. It is not expected, however, that any nominee will be unavailable for election. Nominees receiving the greatest number of votes at the Annual Meeting up to the number of authorized directors will be elected.

        The following persons will be nominated at the Annual Meeting to serve as a director of the Company:


                                                                                 DIRECTOR
          NAME                  PRINCIPAL OCCUPATION OR EMPLOYMENT        AGE      SINCE
          ----                  ----------------------------------        ---      -----

John H. Abeles, M.D.      President of MedVest, Inc., a consulting and     53      1985
                          venture capital firm in the medical products
                          industry; currently serves on the Boards of
                          Directors of Dusa Pharmaceuticals, Inc.,
                          Encore Medical Inc., PharmaPrint Corp. and
                          Oryx Technology, Inc.

Henry Tsutomu Tai,        Founder of the Company; practicing consultant    54      1990
  Ph.D., M.D.             in hematology and oncology, he holds a                 (Formerly
                          Bachelor of Arts degree in Molecular Biology           Chairman
                          from Harvard University, a Ph.D. in Molecular           of the
                          Biology and an M.D. from the University of            Board from
                          Southern California; Secretary of the Company           1985 to
                          since 1990.                                              1988)

Donald M. Earhart         Chairman of the Board (since March 1991),
                          Chief Executive Officer (since July 1990),       53      1990
                          and President of the Company (since June
                          1990); President of Optical Division of
                          Allergan, Inc. from 1986 to 1990; currently
                          serves on the Board of Directors of Abacus
                          Investments, Ltd.

                                                                                 DIRECTOR
          NAME                  PRINCIPAL OCCUPATION OR EMPLOYMENT        AGE      SINCE
          ----                  ----------------------------------        ---      -----

Jack H. Halperin, Esq.    Corporate and securities attorney who has        51      1991
                          been in private practice since 1988; member
                          of Bresler and Bab, a New York law firm
                          from 1987 to 1988; member of Solinger,
                          Grosz & Goldwasser, P.C. from 1981 to 1987;
                          currently serves on the Boards of Directors
                          of AccuMed International, Inc., Memry
                          Corporation and Pacific Pharmaceuticals,
                          Inc.

Joel S. Kanter            President of Windy City, Inc., an  investment    41      1991
                          management firm; CEO and a Director of Walnut
                          Financial Services, Inc., a diversified
                          financial services and consulting company;
                          former Managing Director of Investor's
                          Washington Service, a Washington  D.C. based
                          service that provides information for
                          corporations and institutional money
                          managers; currently serves on the Boards of
                          Directors of  Greystone Medical Corp.,
                          Osteoimplant Technologies, Inc., Paragon
                          Health Network, Inc. and Walnut Financial
                          Services, Inc.

Erik H. Loudon            Managing Director of EHL Investment Services     59       1991
                          Limited in the Channel Islands; Director of
                          Sarasin Investment Management, Ltd. in London
                          from 1985 to 1989; currently serves on the
                          Boards of Directors of Emerge Capital
                          Luxembourg, Leaf Asset Management Luxembourg,
                          and Fotolabo S.A. Switzerland.

Charles C. McGettigan     General partner since 1991 of Proactive          53       1992
                          Partners, L.P., a merchant banking fund;
                          co-founder in 1988 of McGettigan, Wick & Co.,
                          Inc., an investment banking firm; Principal,
                          Corporate Finance, of Hambrecht & Quist, Inc.
                          from 1984 to 1988;  currently serves on the
                          Boards of Directors of Cuisine Solutions,
                          Inc., Digital Dictation, Inc., Modtech, Inc.,
                          Onsite Energy, Inc., PMR Corporation, Phoenix
                          Network, Inc., Sonex Research, Inc.
                          Tanknology-NDE, Inc. and Wray-Tech
                          Instruments, Inc.

James J. Dal Porto        Joined  the Company  in  October 1989  as
                          Controller. Promoted to Treasurer in             45      1996
                          October  1990,  to Vice  President of Finance
                          and Administration in March 1991, to
                          Executive Vice President, Chief Financial
                          Officer in March 1993 and to Chief Operating
                          Officer in February 1994.



BOARD COMMITTEES & MEETINGS

        The Board of Directors held a total of eight meetings during the year ended December 31, 1997.

        The Board of Directors has an Audit Committee with Joel Kanter, Jack Halperin and John Abeles as its members. The Audit Committee reviews with management and the Company's independent public accountants such matters as the Company's internal accounting controls and procedures, the plan and results of the audit engagement and suggestions of the accountants for improvements in accounting procedures. It considers the type and scope of services, both of an audit and a non-audit character, to be performed by the independent public accountants and reviews the respective costs related to the performance of such services. During each Committee meeting, members of the Committee and representatives of the accountants have an opportunity for discussions outside the presence of management, if desired. There were two Audit Committee meetings during the year ended December 31, 1997.

        The Board of Directors has a Compensation Committee with Henry Tai, Eric Loudon and Charles McGettigan as its members. The purpose of the Compensation Committee is to set policy concerning Board compensation, to administer and grant options under the Stock Option Plans and to review compensation issues concerning officers and key employees of the Company. There were two Compensation Committee meetings during the year ended December 31, 1997.

        The Company does not have a nominating committee.


BOARD COMPENSATION

        Outside members of the Board of Directors are compensated by the Company for meetings (excluding committee meetings) attended and all directors are reimbursed for their travel expenses. In calendar year 1997, Messrs. Abeles, Tai, Kanter, Halperin, McGettigan and Loudon were considered to be outside members of the Board of Directors. The cash compensation for the outside directors in calendar year 1997 was $500 per meeting for telephonic attendance and $750 per meeting for in-person meeting attendance. In addition, outside directors receive stock options pursuant to the Non-Employee Director Stock Option Plan as described below. The total amount of director's fees paid by the Company in calendar year 1997 was $27,000.

        The Company has a Non-Employee Director Stock Option Plan (the "Plan"), which was approved by the shareholders at the Annual Shareholders meeting on May 4, 1992 (and amended at the Annual Shareholders meeting on May 11, 1995). Under the terms of the Plan (as amended), effective on the first business day of each calendar year, commencing January 2, 1992, each outside director then serving is automatically granted options, expiring five years from the date of grant, to purchase 10,000 shares of the Company's Common Stock at an exercise price equal to the market price of the Company's Common Stock on the date of grant. These options vest on a quarterly basis throughout the calendar year. New non-employee directors joining the Board after the first business day of the calendar year receive options to purchase a pro rated portion of the 10,000 shares. As of December 31, 1997, options to purchase 185,000 shares at exercise prices ranging from $1.63 to $5.44 per share, were outstanding and exercisable under the Plan. On January 2, 1998, options to purchase an additional 60,000 shares at an exercise price of $3.56 per share, were issued under the Plan. On February 5, 1998, the Board of Directors approved a program for the cancellation and regrant of certain options, under which options under the Plan to purchase 160,000 shares at prices ranging from $3.56 to $5.44 per share were cancelled and new options were granted to purchase 91,200 shares at a price of $2.49 per share. Options granted under the Plan expire at the earlier of five years from the date of grant or two years after termination of the option holder's status as a director.


                      REPORT OF THE COMPENSATION COMMITTEE

        This report is being included pursuant to the Securities and Exchange Commission rules designed to enhance disclosure of public companies' executive compensation policies. This report addresses the Company's policies for fiscal year 1997 as they affected the Chief Executive Officer and the Company's other executive officers, including the named executive officers in this Proxy Statement.

COMPENSATION PHILOSOPHY

        The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing, reviewing and revising the Company's executive compensation programs and policies. The Committee is composed of three non-employee directors and administers the Company's executive compensation programs, including the Company's stock incentive plans. The Company's executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high quality employees, tie individual total compensation to individual performance and the success of the Company, and align the interests of the Company's executive officers with those of its shareholders. In 1997, the Company's executive compensation program consisted of base salary and annual cash bonuses and stock option grants.


 EXECUTIVE COMPENSATION COMPONENTS

        The Committee attempts to set base salary for the Company's executive officers at levels that are competitive with compensation paid to top executives of similarly situated companies, and not significantly below cash compensation available to the Company's key executives through alternative employment. However, because of the Company's current and historical need to conserve its cash resources, a significant portion of the rewards for Company or individual performance have generally taken the form of stock-based awards. Additionally, in accordance with the Company's compensation philosophy that total compensation should vary with Company performance, a large part of each executive officers' potential total compensation is dependent on the performance of the Company as measured through its performance-based compensation program as set forth below.

        The Company had a short-term incentive plan in which executive officers participated in fiscal year 1997 -- the Management Incentive Program (the "MIP"). The MIP focuses participants (officers and other key employees) on achieving key financial and strategic objectives that are expected to lead to the creation of value for the Company's shareholders and provide participants the opportunity to earn cash bonuses and stock option awards commensurate with performance. The MIP establishes predetermined performance goals and target awards for the Company on an annual basis. Actual performance compared to these goals determines the percentage used to calculate the bonus pool for cash bonuses and stock option grants at the end of the year. The MIP is annually reviewed and approved early in the fiscal year by the Committee and the Board of Directors. In determining the allocation of awards from the bonus pool to individual executive officers, the Committee, with the input of the Company's Chief Executive Officer, emphasizes Company performance and the contributions made by those individuals to that performance. The Committee believes that such a retrospective analysis is most appropriate and practicable for a rapidly growing enterprise like the Company, which experiences many changes and operates in an uncertain environment and without the same types of standard measures of performance as are available to more seasoned companies.

        The Committee administers the Company's 1996 Stock Incentive Plan, pursuant to which the Company may grant various stock-based awards intended to compensate Company personnel and align the interests of the recipients with those of the Company's shareholders. To date, only stock options have been granted under the Plan, although the Committee may, in the future, utilize other types of incentive awards available under the Plan. (The Committee also administers options previously granted under the Company's 1987 - 1988 Incentive Stock Option Plan and Non-statutory Stock Option Plan.)

        Because of the Company's need to conserve cash, the Committee has used stock options to reward executives for individual and Company performance and to provide incentives for pursuit of the Company's goals. The Committee believes that these grants serve two purposes. First, they help to make up for any discrepancy between the cash compensation paid by the Company and salaries and bonuses available from other employers who would compete for the services of the Company's executives. Second, the option grants are intended to give the recipients a meaningful stake in the Company's long-term performance, with any ultimate realization of significant value from those options being commensurate with returns on investments in the Company's stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

        The Company faces significant challenges in the coming years and will rely heavily upon the Chief Executive Officer for leadership, strategic direction, and operational effectiveness. During the remainder of the decade, the Company's goals include succeeding in expanding its domestic and international marketing and sales distribution network, forming additional strategic alliances and building a strong organization to support the Company's anticipated growth. The Chief Executive Officer will have ultimate responsibility for these goals as part of maximizing shareholders' returns on their investments in the Company and the Committee believes shareholders are best served if the Chief Executive Officer has significant incentives to meet these expectations. The Chief

Executive Officer's salary increased from $200,000 to $240,000 effective February 1, 1997 based on performance for the year ended December 31, 1996. The factors which the Committee considered in setting his base salary were his individual performance and pay practices of peer companies relating to executives of similar responsibility.

        Cash bonuses and option grants to the Chief Executive Officer made during the fiscal year 1997 related to performance for the fiscal year-ended December 31, 1996 and the Company's significant achievements in fiscal 1996. The Chief Executive Officer received a $150,000 bonus (consisting of $35,000 in cash and $115,000 in deferred compensation to be paid by the Company only upon the exercise of stock options to purchase 24,892 shares of the Company's Common Stock) and an option to purchase 150,000 shares of Common Stock. The achievements in 1996 included (1) completing the acquisition of Block Medical, Inc., (2) negotiating an agreement with SoloPak Pharmaceuticals, Inc., which brought the Company $4.3 million in licensing fees, and (3) increasing total revenues by 37% and earnings before costs associated with the acquisition of Block Medical, Inc. by 144%.

        The Committee set the level of the option grants made to the Chief Executive Officer on the basis of its qualitative evaluation of the Chief Executive Officer's contributions. The Committee did not attempt to apply any specific quantitative measures to the Chief Executive Officer's option-based compensation, or to provide any specific dollar value of compensation to the Chief Executive Officer, due to the difficulty in determining the long-term value of an investment in the Company's stock.


                               COMPENSATION COMMITTEE
                               Henry Tsutomu Tai, Ph.D., M.D.
                               Charles C. McGettigan
                               Erik H. Loudon



                             EXECUTIVE COMPENSATION

        The following table sets forth the aggregate compensation for services rendered in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995 of the present Chief Executive Officer and all other executive officers whose salary and bonus exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------
                                                                                        Long-Term
                                                    Annual Compensation                Compensation
                                                                                          Awards
                                            -------------------------------------------------------         ($)
                                                                             ($)        Securities      All Other
                                                               ($)       Other Annual    Underlying      Compen-
                                                ($)           Bonus      Compensation     Options         sation
Name and Principal Position       Year        Salary           (a)            (b)           (#)             (c)
-----------------------------------------------------------------------------------------------------------------
Donald M. Earhart(d)              1997       $240,000       $150,000       $ 15,729        150,000       $ 13,398
President & Chief Executive       1996        200,000        125,000          7,212        225,000         13,094
Officer                           1995        200,000         80,000          6,827        150,000          --
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
James J. Dal Porto(d)             1997        140,000        100,000          8,077         50,000          --
Executive Vice President &        1996        115,320         85,000          4,435        110,000          --
Chief Operating Officer           1995        115,320         35,000          7,540         50,000          --
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Gayle L. Arnold                   1997        105,000         40,000           --           20,000          --
Chief Financial Officer           1996         92,000         23,000           --           30,000          --
-----------------------------------------------------------------------------------------------------------------

(a) Bonuses awarded for each year were paid in February of the following year. The 1997 bonus for Mr. Earhart included $35,000 in cash and $115,000 in deferred compensation to be paid by the Company only upon the exercise of stock options to purchase 24,892 shares of the Company's Common Stock. The 1997 bonus for Mr. Dal Porto included $60,000 in cash and $40,000 in deferred compensation to be paid by the Company only upon the exercise of stock options to purchase 8,658 shares of the Company's Common Stock. The 1997 bonus for Ms. Arnold included $20,000 in cash and $20,000 in deferred compensation to be paid by the Company only upon the exercise of stock options to purchase 4,329 shares of the Company's Common Stock. The 1996 bonus for Mr. Earhart included $40,000 in cash and $85,000 in deferred compensation to be paid by the Company only upon the exercise of stock options to purchase 19,495 shares of the Company's Common Stock. The 1996 bonus for Mr. Dal Porto included $35,000 in cash and $50,000 in deferred compensation to be paid by the Company only upon the exercise of stock options to purchase 11,468 shares of the Company's Common Stock. The 1996 bonus for Ms. Arnold included $8,000 in cash and $15,000 in deferred compensation to be paid by the Company only upon the exercise of stock options to purchase 3,440 shares of the Company's Common Stock. The 1995 bonus for Mr. Earhart included $40,000 in cash and $40,000 in deferred compensation to be paid by the Company only upon the exercise of stock options to purchase 9,174 shares of the Company's Common Stock.

(b)      Accrued vacation paid in the 1997, 1996 and 1995 calendar years.

(c) Insurance premiums paid by the Company in the 1997 and 1996 calendar years with respect to term-life insurance for the benefit of the executive.

(d) Terms and conditions of employment of Mr. Earhart and Mr. Dal Porto are outlined in Employment Agreements they have with the Company which are described elsewhere herein under the caption "Employment Contracts".


        The following table shows information regarding stock options granted to the named executive officers during fiscal year 1997.


                        OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------
                                Individual Grants
-----------------------------------------------------------------------------------------------
                      Number of     % of Total               Market
                      Securities     Options                Price Per
                      Underlying    Granted to   Exercise   Share on
                       Options      Employees    or Base     Date of               Grant Date
                       Granted       in Fiscal     Price      Grant     Expiration   Present
       Name              (#)        Year 1997    ($/Share)  ($/Share)     Date      Value ($)(c)
-----------------------------------------------------------------------------------------------
 Donald M. Earhart     150,000(a)     37.8%       $4.62       $5.44     12/30/2006    $508,500

James J. Dal Porto      50,000(b)     12.6%       $4.62       $5.44     12/30/2001    $132,000

Gayle L. Arnold         20,000(b)      5.0%       $4.62       $5.44     12/30/2001    $ 52,800



(a) All options are immediately vested and exercisable upon the date of grant.

(b) These options vest 20% after one year from the date of grant, and the remainder on a pro rata daily basis over the next four years. All options become immediately exercisable upon the disposition of all or substantially all of the Company's assets or capital stock.

(c) The present value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.

        The following table shows certain information concerning stock option exercises by named executive officers during fiscal year 1997 and the value of options held by such executives at 1997 year end.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                Number of Securities              Value of Unexercised
                                               Underlying Unexercised           In-The-Money Options at
                                              Options at Fiscal Year End             Fiscal Year End
-------------------------------------------------------------------------------------------------------------
                      Shares
                      Acquired    Value                                           (a)                 (a)
                    on Exercise  Realized    Exercisable     Unexercisable    Exercisable       Unexercisable
        Name             (#)       ($)           (#)               (#)             ($)                ($)
-------------------------------------------------------------------------------------------------------------
Donald M. Earhart       --          --        1,247,869           13,333       $1,158,983        $  41,666
James J. Dal Porto      --          --          165,821          148,305          202,329           58,251
Gayle L. Arnold         --          --           45,528           48,241           51,187           18,183


(a) Value of unexercised in-the-money options is based on the Nasdaq last sale price on December 31, 1997 ($3.38 per share).

        On February 5, 1998, the Board of Directors approved a program for the cancellation and regrant of all options held by employees and directors with an exercise price greater than the market price on that date. Under this program options included above for (i) Mr. Earhart to purchase 375,000 shares at prices ranging from $4.36 to $4.62 were cancelled and new options were granted to purchase 213,750 shares at a price of $2.49, (ii) Mr. Dal Porto to purchase 160,000 shares at prices ranging from $4.36 to $4.62 were cancelled and new options were granted to purchase 91,200 shares at a price of $2.49, and (iii) Ms. Arnold to purchase 50,000 shares at prices ranging from $4.36 to $4.62 were cancelled and new options were granted to purchase 28,500 shares at a price of $2.49.


EMPLOYMENT CONTRACTS

        Donald Earhart joined the Company in June 1990 as the President and Chief Operating Officer. Mr. Earhart became the Chief Executive Officer of the Company in July 1990 and Chairman of the Board in March 1991. Upon the commencement of his employment, Mr. Earhart entered into a written employment agreement with the Company pursuant to which he will serve as a Chief Executive Officer of the Company for a minimum base salary of $200,000 per annum, subject to adjustment upward by the Board of Directors, plus a bonus to be determined annually by the Board based upon attainment of goals set by the Board. Mr. Earhart's salary is currently $240,000 per annum. Under the employment agreement, Mr. Earhart is entitled to a severance payment equal to two (2) times his annual salary plus the previous year's bonus if the employment is terminated by the Company without cause, or if the employment is terminated by the employee for good reason after a change of control of the Company, as defined. Mr. Earhart was granted fully vested options to purchase 120,000 shares of the Company's Common Stock at an exercise price of $2.20 per share, expiring October 24, 2001, at the time his employment commenced. All option grants to Mr. Earhart from the commencement of his employment to the end of the 1997 fiscal year are included in the Aggregated Option Exercise Table above. The specific options granted in the 1997 fiscal year are indicated in the above Option Grant Table. Mr. Earhart's employment agreement is renewable annually at the discretion of the Board of Directors.

        In September 1996, Mr. Dal Porto entered into a written employment agreement with the Company whereby he is entitled to a severance payment equal to one (1) times his annual salary plus immediate vesting of all stock options granted up to the time of termination if the employment is terminated by the Company without cause, or if he is asked to accept a significant change in job responsibility, relocate or accept a reduction in salary and/or benefits. In the event of a change in control of the Company, as defined, the Company agrees to employ Mr. Dal Porto for a period of one year after the change in control or pay him in lieu of employment for the same compensation including incentive compensation and all benefits.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Dr. Henry Tsutomu Tai, a member of the Company's Compensation Committee, has been the Secretary of the Company since 1990. Dr. Tai does not receive any compensation from the Company for his services as Secretary.

        The Company retained Jack H. Halperin, Esq., a director of the Company, during fiscal year 1997 and may retain him during the current fiscal year to provide legal services for the Company. The amount of fees paid to Jack H. Halperin, Esq. in fiscal year 1997 did not exceed five percent of the law firm's gross revenues for the firm's last full fiscal year.



                             STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return on the Company's Common Stock for the five years ended December 31, 1997 with the Nasdaq Stock Market Composite Index and the Surgical and Medical Instruments and Apparatus Industry Index (SIC Code 3841). The graph assumes that $100 was invested on January 1, 1993 in the Company's Common Stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                              [PERFORMANCE GRAPH]



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See "Compensation Committee Interlocks and Insider Participation".


                                    AUDITORS

        The firm of Deloitte & Touche LLP has served as the Company's independent public accountants for the calendar year ended December 31, 1997 and has been selected to serve for the fiscal year ended December 31, 1998. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, at which time such representative will be given an opportunity to make a statement, if desired, and to respond to appropriate shareholder questions.

                                 ANNUAL REPORTS

        The Company's Annual Report for the calendar year ended December 31, 1997, including audited financial statements, is being mailed to shareholders along with this Proxy Statement. In addition, the Company has filed an Annual Report on Form 10-K for its calendar year ended December 31, 1997 with the Securities and Exchange Commission. SHAREHOLDERS MAY OBTAIN A COPY OF THE FORM 10-K ANNUAL REPORT INCLUDING FINANCIAL STATEMENTS, WITHOUT CHARGE, BY WRITING GAYLE ARNOLD, CHIEF FINANCIAL OFFICER OF THE COMPANY AT THE ADDRESS LISTED ABOVE.


                                 OTHER BUSINESS

        At the time of the preparation of this Proxy Statement, the Company's Board of Directors had not been informed of any other matters which would be presented for action at the Annual Meeting. If any other matters are properly presented, the persons named in the accompanying form of Proxy will vote or refrain from voting in accordance with their best judgment.



                           1999 SHAREHOLDER PROPOSALS

        Shareholders who wish to include proposals for action at the Company's 1999 Annual Meeting of Shareholders in next year's proxy statement and proxy card must cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than December 2, 1998. Such proposals should be addressed to the Company's Secretary, and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Commission.

        Shareholders who do not present proposals for inclusion in the Proxy Statement but who still intend to submit a proposal at the 1999 Annual Meeting must, in accordance with the Company's Bylaws, provide timely written notice of the matter to the Secretary of the Company. To be timely, a shareholder's written notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more then 90 days prior to the Annual Meeting as originally scheduled. If less than 70 days notice or prior public disclosure of the date of the scheduled Annual Meeting is given, then notice of the proposed business matter must be received by the Secretary not later than the close of business on the tenth day following the day on which such notice of the date of the scheduled Annual Meeting was mailed or the day on which such public disclosure was made, whichever first occurs. Any notice to the Secretary must include as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the proposal desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (ii) the name and record address of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal; (iii) the class and number of shares of the Company's stock which are beneficially owned by the shareholder and (iv) any financial interest of the shareholder in such proposal.


                                            By Order of the Board of Directors




                                            Donald M. Earhart
Dated: April 9, 1998                        Chief Executive Officer

                               I-FLOW CORPORATION

                     PROXY SOLICITED BY BOARD OF DIRECTORS


     Donald M. Earhart and James J. Dal Porto, and each of them, with full power of substitution, hereby are appointed proxies to vote the common stock of the undersigned in I-FLOW CORPORATION at the annual meeting of shareholders on May 21, 1998, and at any adjournment thereof, as set forth below, if not otherwise directed or as to any other matter, in accordance with their discretion.

                   (PLEASE SIGN AND DATE ON THE REVERSE SIDE)

[ X ]  Please mark your votes
       as in this example



                         WITH                              WITHHOLD
          Authority to vote for all nominees           Authority to vote
          for directors (except as indicated            for all nominees
                 to the contrary below)                   listed below.
                          [ ]                                  [ ]
1.

INSTRUCTIONS: To withhold authority in vote for any individual nominee, line through the name.

Donald M. Earhart       Dr. John H. Abetes         Dr. Henry T. Tai
Joel S. Kanter          Jack H. Halperin           Erik H. Loudon
Charles C. McGettigan   James J. Dal Porto

                          (Continued from other side)

Management recommends that you vote WITH authority to vote on all nominees for director.

This proxy will be voted as directed. Unless otherwise directed, this Proxy will be voted FOR the election of the eight director nominees set forth in the accompanying Proxy Statement.


                       PLEASE DATE, SIGN AND RETURN THIS
                         PROXY IN THE ENCLOSED ENVELOPE

SIGNATURE(S)_____________________________________ DATE_________________ , 1998

____________________________________________
         (Shares of Common Stock)

NOTE: Please sign exactly as name appears hereon.